PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008

                                                                    Exhibit 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE                                 CONTACT:  HARVEY M. GUTMAN
                                                                  (732) 499-4327

          PATHMARK ANNOUNCES RESULTS FOR SECOND QUARTER OF FISCAL 2004

--------------------------------------------------------------------------------


Carteret, New Jersey, September 9, 2004 - Pathmark Stores, Inc. (Nasdaq: PTMK) today reported results for its second quarter and six-month period ended July 31, 2004.

Sales for the second quarter of fiscal 2004 were $1,011.7 million, an increase of 1.6% from $995.6 million in the prior year's second quarter. Same-store sales increased 1.3% in the second quarter. The net loss was $1.6 million, or $0.05 per diluted share, in the second quarter of fiscal 2004 compared to net earnings of $6.2 million, or $0.21 per diluted share, in the prior year's second quarter. The results for the second quarter of fiscal 2003 included a $12.1 million pre-tax gain, or $0.24 per diluted share, from the disposition of real estate and a $3.0 million pre-tax charge, or $0.06 per diluted share, related to labor buyout and headcount reduction programs. Excluding these items, net earnings in the second quarter of fiscal 2003 would have been $0.8 million, or $0.03 per diluted share.

Eileen Scott, Chief Executive Officer said, "We had mixed results for our second quarter in what continues to be a difficult economic environment in the markets we serve and in the face of increasingly aggressive promotional programs by our competitors. While same-store sales rose 1.3% as a result of increased promotional spending, our earnings were negatively affected by the incremental costs associated with these promotions, as well as continued gross profit pressures from inflation in certain categories. We also experienced higher medical expenses, a trend that is affecting our entire industry. We saw a weakening in consumer demand and in our operating performance in the second half of the quarter, a trend that has continued into our current quarter. Looking forward, we remain highly focused on driving our sales through effective marketing programs, controlling costs and modernizing our stores through our renovation program. These strategies should position us to benefit when market conditions improve."

Sales for the first six months of fiscal 2004 were $2,001.8 million, an increase of 0.1% from $2,000.3 million in the prior year's six-month period. Same-store sales decreased 0.1% in the six-month period. The net loss was $3.4 million, or $0.11 per diluted share, in the first six months of fiscal 2004 compared to net earnings of $7.1 million, or $0.24 per diluted share, in the prior year's six-month period. The results for the first six months of fiscal 2004 included a $1.2 million pre-tax gain, or $0.02 per diluted share, from the disposition of excess real estate. Excluding the aforementioned real estate gain, the Company would have reported a net loss of $4.1 million, or $0.13 per diluted share. The results for the first six months of fiscal 2003 included a $13.7 million pre-tax gain, or $0.27 per diluted share, from the disposition of real estate and an $8.1 million pre-tax charge, or $0.16 per diluted share, related to labor buyout and headcount reduction programs. Excluding these items, net earnings in the first six months of fiscal 2003 would have been $3.8 million, or $0.13 per diluted share.

FIFO EBITDA, which the Company defines as earnings before interest, taxes, depreciation and amortization and the LIFO charge was $35.8 million and $70.8 million, respectively, in the second quarter and the first six months of fiscal 2004 compared to $49.8 million and $89.8 million, respectively, in the prior year's second quarter and six-month period. Excluding the above-referenced $12.1 million real estate gain and $3.0 million charge in the second quarter of fiscal 2003, FIFO EBITDA would have been $40.7 million. Excluding the above-referenced $1.2 million real estate gain in the first six months of fiscal 2004, FIFO EBITDA would have been $69.6 million. Excluding the above-referenced $13.7 million real estate gain and $8.1 million charge in the first six months of fiscal 2003, FIFO EBITDA would have been $84.2 million.

The Company is presenting FIFO EBITDA and each of FIFO EBITDA and net earnings
(loss) excluding the identified items above in order to allow investors to compare more fully Pathmark's performance in the second quarter and the first six months of fiscal 2004 with its performance in the second quarter and the first six months of fiscal 2003. None of these measures is calculated in accordance with generally accepted accounting principles. See the notes to the tables attached to this release for more information regarding FIFO EBITDA.

Total capital investments in the first six months of fiscal 2004 were $64.5 million, including cash capital expenditures of $44.9 million, $4.5 million for the acquisition of the remaining 67% of a supermarket joint venture in Newark, New Jersey ("Newark Store") and capital leases of $15.1 million. During the first six months of fiscal 2004, we opened two stores (including the Newark Store), renovated ten stores, and closed two stores, one of which was operated by a joint venture in Brooklyn, New York. During the remainder of fiscal 2004, we expect to complete ten store renovations. Capital expenditures for fiscal 2004, including property acquired under capital leases, the acquisition of the Newark Store and technology investments, are expected to be approximately $105 million.

Ms. Scott said, "Given our results to date and our expectation of a more competitive environment during the remainder of the year, we have revised our annual guidance. Same-store sales are expected to be flat to up 1.0%, net earnings per diluted share of $0.00 to $0.20 and FIFO EBITDA of $154 million to $165 million. Previously, our guidance was same-store sales flat to up 1.0%, net earnings per diluted share of $0.28 to $0.47 and FIFO EBITDA of $170 million to $180 million (see Table C for additional information).

Additionally, the Company noted that it is in the process of refinancing its credit agreement and that one of the lenders in its existing bank group has agreed to use its best efforts to arrange for commitments for a new $250 million credit facility, which would completely refinance its existing credit agreement. The Company also noted that, based on its revised EBITDA guidance, it is probable that at the end of the third quarter it would not be in compliance with certain covenants in its existing credit agreement for the four fiscal quarters ending October 30, 2004, which would constitute an event of default thereunder. The Company anticipates closing on the new credit facility in the next 30 days.

Pathmark will conduct a conference call at 2:00 p.m. Eastern Daylight Time (EDT) today. The call may be accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 14 days after the completion of the call at 1-877-519-4471, Pass Code 5100210. This press release and other financial and statistical information to be presented on the conference call, including our annual FIFO EBITDA guidance, will be accessible on the web by going to www.pathmark.com, `Investor Relations', then clicking on `Press Releases'.

Pathmark Stores, Inc. is a regional supermarket currently operating 142 supermarkets primarily in the New York - New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, FIFO EBITDA, sales and capital expenditures and are indicated by words or phrases such as "anticipates", "believes", "expects", "forecasts", "guidance", "intends", "may", "plans", "projects", "will" and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's reports and filings available from the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.



                                (Tables Attached)

                                     Table A
                              Pathmark Stores, Inc.
                          Operating Results (Unaudited)
                      (in millions, except per share data)



                      Consolidated Statements of Operations

                                                                         13 Weeks Ended                26 Weeks Ended
                                                                   ----------------------------  ----------------------------
                                                                      July 31,       August 2,      July 31,       August 2,
                                                                        2004           2003           2004           2003
                                                                   -------------  -------------  -------------   ------------
Sales............................................................  $    1,011.7   $      995.6   $    2,001.8    $  2,000.3

Cost of goods sold...............................................        (728.0)        (713.9)      (1,438.7)     (1,432.8)
                                                                   -------------  -------------  -------------   ------------
Gross profit.....................................................         283.7          281.7          563.1         567.5

Selling, general and administrative expenses.....................        (248.2)        (232.5)        (492.8)       (478.7)

Depreciation and amortization....................................         (21.5)         (21.3)         (43.0)        (42.5)
                                                                   -------------  -------------  -------------   ------------
Operating earnings...............................................          14.0           27.9           27.3          46.3

Interest expense.................................................         (16.3)         (17.5)         (32.8)        (34.4)
                                                                   -------------  -------------  -------------   ------------
Earnings (loss) before income taxes..............................          (2.3)          10.4           (5.5)         11.9

Income tax benefit (provision) (a)...............................           0.7           (4.2)           2.1          (4.8)
                                                                   -------------  -------------  -------------   ------------
Net earnings (loss)..............................................  $       (1.6)  $        6.2   $       (3.4)   $      7.1
                                                                   =============  =============  =============   ============
Weighted average number of shares outstanding - basic............          30.1           30.1           30.1          30.1
                                                                   =============  =============  =============   ============
Weighted average number of shares outstanding - diluted..........          30.1           30.4           30.1          30.4
                                                                   =============  =============  =============   ============
Net earnings (loss) per share - basic and diluted................  $      (0.05)   $      0.21   $      (0.11)   $     0.24
                                                                   =============  =============  =============   ============





                       Supplemental Operating Results Data

                                                                         13 Weeks Ended                26 Weeks Ended
                                                                   ----------------------------  ----------------------------
                                                                      July 31,       August 2,      July 31,       August 2,
                                                                        2004           2003           2004           2003
                                                                   -------------  -------------  -------------   ------------
FIFO EBITDA (b)..................................................  $    35.8      $     49.8     $    70.8       $    89.8
                                                                   =============  =============  =============   ============
Cash capital expenditures, including technology..................  $    22.8      $     17.6     $    44.9       $    25.5

Capital lease expenditures, including technology.................        6.3             0.2          15.1             5.3

Acquisition of Community Supermarket Corporation.................         --              --           4.5              --
                                                                   -------------  -------------  -------------   ------------
Total capital investment, including technology...................  $    29.1      $     17.8     $    64.5       $    30.8
                                                                   =============  =============  =============   ============
Gross profit (% of sales)........................................       28.0%           28.3%         28.1%           28.4%
                                                                   =============  =============  =============   ============
Selling, general and administrative expenses (% of sales)........       24.5%           23.3%         24.6%           23.9%
                                                                   =============  =============  =============   ============
FIFO EBITDA (% of sales).........................................        3.5%            5.0%          3.5%            4.5%
                                                                   =============  =============  =============   ============
Net earnings (loss) (% of sales).................................       (0.2)%           0.6%         (0.2)%           0.4%
                                                                   =============  =============  =============   ============



                       See notes to financial information.
                                       -7-

                                     Table B
                              Pathmark Stores, Inc.
                               Financial Position
                                  (in millions)


                           Consolidated Balance Sheets

                                                                                     (Unaudited)
                                                                                       July 31,           January 31,
                                                                                         2004                 2004
                                                                                     ------------        -------------

ASSETS

Current assets

   Cash                                                                              $      10.7         $        8.9

   Accounts receivable, net......................................................           19.5                 21.2

   Merchandise inventories.......................................................          191.2                185.8

   Due from suppliers............................................................           63.4                 81.3

   Other current  assets.........................................................           30.8                 33.4
                                                                                     ------------        -------------
      Total current assets.......................................................          315.6                330.6

Property and equipment, net......................................................          590.2                584.5

Goodwill.........................................................................          438.5                434.0

Other noncurrent assets..........................................................          185.3                171.8
                                                                                     ------------        -------------
Total assets.....................................................................    $   1,529.6         $    1,520.9
                                                                                     ============        =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

   Accounts payable..............................................................    $      89.4         $       87.2

   Current maturities of debt....................................................           27.5                  7.1

   Current portion of lease obligations..........................................           15.7                 17.6

   Accrued expenses and other current liabilities................................          146.0                148.2
                                                                                     ------------        -------------
      Total current liabilities..................................................          278.6                260.1

Long-term debt...................................................................          420.7                421.3

Long-term lease obligations......................................................          185.0                178.9

Deferred income taxes............................................................           89.6                 93.6

Other noncurrent liabilities.....................................................          184.1                192.0
                                                                                     ------------        -------------
Total liabilities................................................................        1,158.0              1,145.9

Stockholders' equity.............................................................          371.6                375.0
                                                                                     ------------        -------------
Total liabilities and stockholders' equity.......................................    $   1,529.6         $    1,520.9
                                                                                     ============        =============




                                 Capitalization

                                                                                     (Unaudited)
                                                                                       July 31,           January 31,
                                                                                         2004                 2004
                                                                                     ------------        -------------
Debt.............................................................................    $     448.2         $      428.4

Capital lease obligations........................................................          200.7                196.5
                                                                                     ------------        -------------
Total debt and capital lease obligations.........................................          648.9                624.9

Stockholders' equity.............................................................          371.6                375.0
                                                                                     ------------        -------------
Total capitalization.............................................................    $   1,020.5         $      999.9
                                                                                     ============        =============

                                     Table C
                              Pathmark Stores, Inc.
                              Fiscal 2004 Guidance




The following table provides additional information related to our fiscal 2004 guidance (dollars in millions, except per share data):

        Item                                                               Guidance
        -----                                                              -----------

        Same-store sales increase                                          Flat to up 1.0%

        FIFO EBITDA                                                        $154 to $165

        EPS - diluted (a)                                                  $0.00 to $0.20

        Interest expense                                                   $67

        Depreciation and amortization                                      $86

        Income tax rate (b)                                                40.3%

        Economic and competitive environment                               Unchanged from 2nd quarter, 2004

        Food inflation assumption                                          Sharp increases in certain commodity
                                                                           items

        Capital Plan:

           Cash capital expenditures                                       $  90

           Lease capital expenditures                                         15
                                                                           -----
           Total capital expenditures                                      $ 105
                                                                           =====

        Square footage growth                                                Flat

        New stores (#)                                                          2

        Renovations (#)                                                        20


        Pension assumptions:

           Expected long-term rate of return                                   9%

           Discount rate                                                       6%


        (a) Excludes any costs associated with the refinancing of the Company's Credit Facility and the impact (if any) related to either goodwill or long-lived asset impairment.

        (b) Assumes that the pending legislation to reinstate the Work Opportunity Tax Credit ("WOTC") is passed retroactive to the beginning of 2004.

                              Pathmark Stores, Inc.
                         Notes to Financial Information


a) The income tax benefits of $0.7 million in the second quarter of fiscal 2004 and $2.1 million in the first six months of fiscal 2004 reflect a provision for certain state taxes and a change in the effective annual income tax rate recorded in the second quarter of fiscal 2004. As a result, the effective tax rates for the second quarter and first six months of fiscal 2004 were approximately 30% and 38%, respectively. The income tax provisions of $4.2 million and $4.8 million, respectively, in the second quarter and first six months of fiscal 2003 were based on an effective income tax rate of 40.3% for the full fiscal year. The fiscal 2003 income tax provisions were net of the WOTC, which expired on December 31, 2003. Legislation is pending to reinstate the WOTC, retroactive to the beginning of 2004.

b) FIFO EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization and the LIFO charge. We believe that our investors find FIFO EBITDA to be a useful analytical tool for measuring our performance and for comparing our performance with the performance of other companies having different capital structures. In addition, FIFO EBITDA is consistent with the targets utilized in our incentive compensation program. FIFO EBITDA is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating earnings or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of FIFO EBITDA, as presented below (in millions), may not be comparable to similarly titled measures reported by other companies:

                                                                   13 Weeks Ended                26 Weeks Ended
                                                             ----------------------------  ----------------------------
                                                               July 31,       August 2,      July 31,        August 2,
                                                                 2004           2003           2004            2003
                                                             ------------   -------------  -------------  -------------

      Net earnings (loss)..................................  $      (1.6)   $       6.2    $      (3.4)   $       7.1

      Adjustments to calculate FIFO EBITDA:

         Interest expense..................................         16.3           17.5           32.8           34.4

         Income tax benefit (provision)....................         (0.7)           4.2           (2.1)           4.8

         Depreciation and amortization.....................         21.5           21.3           43.0           42.5

         LIFO charge.......................................          0.3            0.6            0.5            1.0
                                                             ------------   -------------  -------------  -------------
      FIFO EBITDA..........................................  $      35.8    $      49.8    $      70.8    $      89.8
                                                             ============   =============  =============  =============